UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2020

Fulton Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 291-2411

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	FULT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 – Material Modification to Rights of Security Holders.

On October 29, 2020, Fulton Financial Corporation (“Fulton”) completed the issuance of its 5.125% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, liquidation preference of $1,000 per share (the “Series A Preferred Stock”). As a result, Fulton’s ability to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of common stock and each other class or series of capital stock of Fulton that ranks junior to the Series A Preferred Stock is subject to certain restrictions in the event that Fulton does not declare and pay (or set aside) dividends on the Series A Preferred Stock for the last preceding dividend period. In addition, the Series A Preferred Stock has preferential rights on liquidation, dissolution or winding up of Fulton over the common stock and each other class or series of capital stock of Fulton that ranks junior to the Series A Preferred Stock. The terms of the Series A Preferred Stock, including such rights and restrictions, are more fully described in, and this description is qualified in its entirety by reference to, the Statement of Designation (as defined in Item 5.03 below), a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2020, Fulton filed the Statement with Respect to Shares (the “Statement of Designation”) with the Pennsylvania Department of State to establish the preferences, limitations and relative rights of the Series A Preferred Stock, which became effective upon filing. The Statement of Designation creates the Series A Preferred Stock out of the authorized and unissued shares of preferred stock of Fulton, fixes the initial number of authorized shares of Series A Preferred Stock at 200,000, establishes the terms of the Series A Preferred Stock and provides for certain other rights, preferences, privileges, qualifications, restrictions and limitations of the Series A Preferred Stock. A copy of the Statement of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01 – Other Events.

On October 29, 2020, Fulton completed the issuance and sale of 8,000,000 depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of the Series A Preferred Stock, pursuant to an underwriting agreement, dated October 22, 2020 (the “Underwriting Agreement”), by and among Fulton and Keefe, Bruyette & Woods, Inc., BofA Securities, Inc., Morgan Stanley & Co. LLC, Piper Sandler & Co. and Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule I thereto.

The Depositary Shares were issued pursuant to a Deposit Agreement (the “Deposit Agreement”), dated October 29, 2020, among Fulton, Equiniti Trust Company, as depositary, and the holders from time to time of the depositary receipts described therein. A copy of the Deposit Agreement is attached hereto as Exhibit 4.1 and the form of depositary receipt representing the Depositary Shares is included as Exhibit A to the Deposit Agreement.

A copy of the opinion and consent of Sullivan & Cromwell LLP as to the validity of the depositary receipts representing the Depositary Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion and consent of Barley Snyder LLP as to the validity of the Series A Preferred Stock and the Depositary Shares is attached as Exhibit 5.2 to this Current Report on From 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Statement with Respect to Shares of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A of Fulton Financial Corporation, dated October 23, 2020, filed with the Pennsylvania Department of State.

4.1	Deposit Agreement, dated October 29, 2020, among Fulton Financial Corporation, Equiniti Trust Company, as depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of depositary receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1).

5.1	Opinion of Sullivan & Cromwell LLP.

Exhibit Number	Description

5.2	Opinion of Barley Snyder LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Barley Snyder LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2020	Fulton Financial Corporation

	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer
Senior Executive Vice President and Chief Legal Officer